UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549

                        FORM 8-K

                     CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1934

                      July 11, 2005
       Date of Report (Date of earliest event reported)


             CRAFTY ADMIRAL ENTERPRISES, LTD.
    (Exact name of registrant as specified in its charter)


       NEVADA             0-49725           88-0455809
    ----------------  ----------------   -----------------
    (State or other   (Commission File   (IRS Employer
    jurisdiction of      Number)        Identification No.)
    incorporation)


 Suite 601 - 1383 Marinaside Crescent
       Vancouver, BC, Canada                V6Z 2W9
----------------------------------------   ----------
(Address of principal executive offices)   (Zip Code)

                   (604) 612-4847
   --------------------------------------------------
   Registrant's telephone number, including area code


                       None
------------------------------------------------------------
(Former name or former address, if changed since last report)



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ITEM  4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On July 11, 2005, Registrant held a Special Board of Directors' Meeting and recommended to the stockholders that the Company change accounting firms. The decision to change auditors was approved by the Board of Directors based on the reason that the current accounting firm is located too far from Registrant's business operations and Registrant found it was difficult to get information to and communicate with Bateman & Co., Inc., P.C., of Houston, Texas in order to effeciently and effectively prepare and timely file its periodic reports. As a result, on July 11, 2005, Registrant engaged the services of James Stafford, Chartered Accountants, an independent chartered accounting firm, as its principal accountant to audit and certify its financial statements for the balance of the year ended December 31, 2005.

Bateman & Co.'s audit report on the financial statements for the year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. The audit report dated April 13, 2005 did contain a "going concern" paragraph concerning an uncertainty of the ability of the Registrant to survivfe as a going concern.

There have been no disagreements with Bateman & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures.

Registrant has provided Bateman & Co. with a copy of the disclosures it is making in response to this item and requested they furnish a letter addressed to the Commission stating whether they agree with its statements. A copy of the letter is attached hereto and incorporated herein by this reference as Exhibit 16.


ITEM  9.01   FINANCIAL  STATEMENTS  AND  EXHIBITS.

c)  Exhibits:

Exhibit No.    Description
----------     -----------
  16	       Letter of former accountants


                       SIGNATURES
                       ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CRAFTY ADMIRAL ENTERPRISES, LTD.

Date:July 12, 2005          By: /s/ Lawrence Siccia
                            ----------------------------------
                            Lawrence Siccia, President,
                            Chief Executive Officer and
                            Chairman of the Board of Directors






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